UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 11, 2009

Joe’s Jeans Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

5901 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry Into a Material Definitive Agreement

On March 11, 2009, Joe’s Jeans Subsidiary Inc. (the “Company”) entered into a Global Surcharge Letter Agreement (the “Surcharge Agreement”) with The CIT Group/Commercial Services, Inc. (“CIT”) to provide for terms upon which the Company may be subject to additional factoring fees under its Factoring Agreement with CIT.  Under the terms of the Surcharge Agreement, CIT may, in its discretion, provide the Company with notice of certain of its customer accounts that are subject to additional factoring fees in addition to the factoring fees set forth in the Factoring Agreement.  Upon receipt of the Surcharge Notice, the Company may elect whether or not to continue to factor the customer accounts at CIT’s risk and be subject to the additional fees.  The Surcharge Agreement amends and supplements the Company’s existing Factoring Agreement previously disclosed and entered into in June 2001, as amended, and previously filed with its periodic filings as Exhibit 10.4 to Quarterly Report on Form 10-Q for the period ended August 30, 2003 filed on October 14, 2003, Exhibit 10.6 to Quarterly Report on Form 10-Q for the period ended May 31, 2003 filed on July 15, 2003 and Exhibit 10.1 to the Current Report onf Form 8-K filed on October 30, 2007.

ITEM 9.01         Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description

10.1	Global Customer Surcharge Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: March 17, 2009	By: /s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

10.1	Global Customer Surcharge Letter Agreement